Exhibit 99.1

Nordstrom 401(k) Plan &

Profit Sharing

Employer ID No: 91-0515058

Plan Number: 001

Financial Statements as of December 31, 2012 and 2011

and for the Year Ended December 31, 2012,

Supplemental Schedule as of December 31, 2012, and

Report of Independent Registered Public Accounting Firm

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits as of December 31, 2012 and 2011	2

Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2012	3

Notes to Financial Statements	4

SUPPLEMENTAL SCHEDULE:

Form 5500, Schedule H, Part IV, Line 4i, Schedule of Assets (Held at End of Year) as of December 31, 2012	14

All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Retirement Committee of

Nordstrom 401(k) Plan & Profit Sharing

Seattle, Washington

We have audited the accompanying statements of net assets available for benefits of Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) as of December 31, 2012 and 2011, and the related statement of changes in net assets available for benefits for the year ended December 31, 2012. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2012 and 2011, and the changes in net assets available for benefits for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2012 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan’s management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2012 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

Seattle, Washington

June 21, 2013

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

(In thousands)

	December 31, 2012	December 31, 2011
Assets:
Participant-directed investments – at fair value	$2,057,313	$1,800,517
Employer contributions receivable	81,828	80,570
Notes receivable from participants	79,606	76,396
Accrued interest and dividends receivable	2,418	1,080
Other assets	2,050	2,147
Total assets	2,223,215	1,960,710

Liabilities:
Trustee and administrative fees payable	900	1,025
Excess contributions payable to participants	779	222
Due to broker for securities purchased	2,242	1,127
Total liabilities	3,921	2,374

Net assets available for benefits at fair value	2,219,294	1,958,336

Adjustments from fair value to contract value for fully benefit-responsive stable value fund	(6,139)	(6,752)
Net assets available for benefits	$2,213,155	$1,951,584

The accompanying Notes to Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

(In thousands)

2012
Additions:
Contributions:
Employer contributions	$81,828
Participant contributions	89,209
Total contributions	171,037

Investment income:
Net appreciation in fair value of investments	192,617
Interest and dividends	39,561
Total investment income	232,178
Total additions	403,215

Deductions:
Benefit payments to participants	(138,112)
Trustee fees, administrative expenses and other	(3,532)
Total deductions	(141,644)

Net additions	261,571
Net assets available for benefits at beginning of year	1,951,584
Net assets available for benefits at end of year	$2,213,155

The accompanying Notes to Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

1.	THE PLAN AND SIGNIFICANT ACCOUNTING POLICIES

The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature. The Plan operates on a calendar year basis.

The following describes the provisions of the Plan in effect on December 31, 2012 (except as noted), is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions.

General—The Plan covers substantially all eligible employees of Nordstrom, Inc. and its participating subsidiaries (the “Company”). For Company profit sharing and matching contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee’s original hire date. For elective salary deferrals (401(k) contributions), participation begins on their hire date.

The Plan also contains special eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code (“Code”). Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of the employee’s original hire date with a salary deferral contribution equal to 2% of eligible compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.

For the Plan years ended December 31, 2012 and 2011, to qualify for Company profit sharing and matching contributions, participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year (the “last day” requirement is waived if the participant terminates employment due to retirement, disability or death).

Plan Contributions—Contributions to the Plan are made through employee 401(k) contributions, Company 401(k) matching contributions and Company profit sharing contributions.

Employee 401(k) Contributions—Eligible employees may elect to defer eligible compensation on a pre-tax basis, an after-tax (Roth) basis or a combination of both. The maximum elective salary deferral is 50% for non-highly compensated employees and 15% for highly compensated employees. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax (Roth) basis or a combination of both. For all employees, the Internal Revenue Service (“IRS”) limits participant contributions to a maximum of $17.0 and $16.5 ($22.5 and $22.0 for those age 50 and over) in 2012 and 2011.

Company 401(k) Matching Contributions—The Company intends to match employee 401(k) contributions dollar for dollar up to 4% of the participant’s eligible compensation, if approved and at the discretion of the Company’s Board of Directors. For Plan purposes, eligible compensation generally includes taxable salary and wages paid for employee service, including bonuses and commissions, and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Code ($250 and $245 for the Plan years ended December 31, 2012 and 2011). Catch-up contributions are not eligible for matching.

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

Company Profit Sharing Contributions—The Company’s Board of Directors determines the Company profit sharing contribution, if any, each year. Profit sharing contributions are invested in participant-directed investments or, if the participant does not make an investment election, defaulted into a Nordstrom Target Retirement Date Fund based on a participant’s date of birth and an assumed retirement age of 65. The Company’s contribution for each Plan year is allocated among qualified participants based on their eligible compensation (as discussed above) and years of service.

Investment Programs—Participants are able to direct the investment of their accounts (including Company matching and profit sharing contributions) among any of the available funds. The available funds as of December 31, 2012 are listed in the supplemental Schedule of Assets (Held at End of Year). The available funds are regularly reviewed by the Retirement Committee (see “Trustees and Administrator of the Plan” section on page 6) and are subject to change at any time.

Participation in Investment Activity—Individual accounts are credited daily with a pro-rata share of investment income (loss) experienced by the respective funds into which their account balances have been directed.

Vesting in the Plan—Employees who terminate employment due to retirement, death or total disability are 100% vested in their Plan accounts, regardless of years of service. For purposes of the Plan, “retirement” is defined as ending employment at age 60 or older. On termination of employment for reasons other than retirement, death or total disability the amounts credited to the accounts of participants are vested as follows:

Employee 401(k) Contributions—Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.

Company 401(k) Matching Contributions—Company matching contributions for employees vest as follows: 33% after completing one year of service and 67% after two years of service. After three years of service, all Company matching contributions are immediately 100% vested.

Company Profit Sharing Contributions—Participants are immediately 100% vested in Company profit sharing contributions.

Forfeitures—At December 31, 2012 and 2011, forfeited nonvested accounts totaled $549 and $589. Forfeitures of unvested Company matching or profit sharing contributions from terminated participant accounts are used to offset future Company matching contributions, future Company profit sharing contributions, or to pay Plan administrative expenses, as determined by the Retirement Committee. During the years ended December 31, 2012 and 2011, employer contributions were offset by forfeitures of $556 and $608.

Benefits—On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to receive the value of the vested interest in his or her account as a lump-sum distribution or elect to remain in the Plan, if the vested account balance (including the rollover account) exceeds $1. These distributions are subject to required distributions under Section 401(a)(9) of the Code. When an active participant reaches age 59  1/2 and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

Payment of Benefits—Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2012 and 2011 were $187 and $427.

Participant Loans—Participants may borrow from their fund accounts a minimum of $1 up to a maximum equal to the lesser of $50 or 50% of their vested account balance. Loan terms are a maximum of 60 months or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant’s account and bear fixed interest at rates commensurate with prevailing rates but not less than 1% over the then current prime rate as published by the Wall Street Journal. Interest rates for participant loans outstanding at December 31, 2012 range from 4.25% to 10.5% and are determined at the time the loan is approved. Principal and interest is paid semi-monthly and weekly through payroll deductions. Participants may pay monthly upon separation or leave of absence. Payment obligations are suspended for participants during approved leaves of absence not longer than 12 months and during periods of qualified military service. A participant may have a maximum of two loans outstanding at any one time.

Trustees and Administrator of the Plan—The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Target Retirement Date Funds) and The Bank of New York Mellon (Nordstrom Target Retirement Date Funds only).

The Plan is administered by the Company in conjunction with the Retirement Committee, a committee appointed by the Company’s Board of Directors composed of the following individuals as of December 31, 2012:

—	Mary D. Amundson	Vice President, Employee Benefits
—	Michael G. Koppel	Executive Vice President and Chief Financial Officer
—	Robert B. Sari	Executive Vice President, General Counsel and Corporate Secretary
—	Delena M. Sunday	Executive Vice President, Human Resources and Diversity Affairs
—	Brooke F. White	Vice President, Corporate Communications

Mercer Human Resource Services provided administrative services for the year ended December 31, 2012.

Termination of the Plan—Although it has not expressed an intention to do so, the Company reserves the right to suspend, discontinue, or terminate the Plan at any time subject to the provisions set forth in the Employee Retirement Income Security Act of 1974 (“ERISA”). The Company may determine whether a suspension or discontinuance of contributions will or will not constitute termination of the Plan.

In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.

Tax Status—The IRS has determined and informed the Company by a letter dated September 23, 2009, that the Plan is designed in conformity with the applicable requirements of the Code. The Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Code, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

Accounting principles generally accepted in the United States of America (“GAAP”) require Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. As the Plan is tax-exempt, the Plan administrator has concluded that as of December 31, 2012 and 2011, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2009.

Basis of Accounting—The accompanying financial statements have been prepared in accordance with GAAP.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions.

Risks and Uncertainties—The Plan holds various investment instruments, including common stock, mutual funds and a stable value fund. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect the amounts reported in the financial statements.

Other Assets—Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants. The other assets balance is composed of these amounts recorded at the cash surrender value of the life insurance policy.

Investment Valuation and Income Recognition—The Plan’s investments are held by the trustees and are recorded at fair value, as follows:

—	Common stock is valued at quoted market prices as of the last trading day of the year.

—	Nordstrom common stock is valued at the quoted market price as of the last trading day of the year.

—	Shares of mutual funds are valued at quoted market prices as of the last trading day of the year, which represent the net asset value of shares held by the Plan at year end.

—

Common/collective trust funds are valued based on the year-end unit value. Unit values are determined by the issuer by dividing the fair values of the total net assets at year end by the outstanding units. The fair values of the total net assets are determined by the nature of the underlying investments. Each underlying investment is valued at fair value according to its investment type.

—

Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

—

The stable value fund is stated at fair value then adjusted to contract value as described in Note 4. Fair value is the net asset value of its underlying investments, and contract value is principal plus accrued interest.

—

Self-directed brokerage accounts allow participants to invest all or a portion of their contributions into investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds, debt securities and common/collective trusts.

—

The Nordstrom Target Retirement Date Funds hold underlying investments which include common stock, mutual funds, debt securities and common/collective trusts. The fair values of the Nordstrom Target Retirement Date Funds are valued based on the underlying investments.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded on the ex-dividend date.

Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation in fair value of investments, which consists of realized and unrealized gains and losses.

Administrative and Recordkeeping Expenses—Substantially all of the administrative and recordkeeping expenses incurred in connection with the Plan are paid by the Plan and allocated per capita to each participant. The amount is reflected on each participant’s quarterly statement.

Recent Accounting Pronouncements— In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU’) No. 2011-11, Disclosures about Offsetting Assets and Liabilities, which was subsequently modified in January 2013 by ASU No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This ASU has requirements that are disclosure-only in nature. It requires disclosures about offsetting and related arrangements for certain financial instruments and derivative instruments, including gross and net information and evaluation of the effect of netting arrangements on the statement of financial position. The Plan does not expect the provisions of this ASU, which are effective for the Plan beginning January 1, 2013, to have a material impact on the Plan’s financial statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

2.	INVESTMENTS

The following table presents the value of investments that represent 5% or more of the Plan’s net assets available for benefits:

	December 31, 2012	December 31, 2011
Nordstrom common stock	$277,434	$264,913
Putnam Stable Value Fund	204,760	205,083
American Funds EuroPacific Growth Fund	164,532	141,004
Dodge & Cox Stock Fund	122,608	101,396

During 2012, the Plan’s investments (including investments bought and sold, as well as held during the year) appreciated in value as follows:

Plan year	2012
Nordstrom Target Retirement Date Funds	$96,702
Mutual funds	73,696
Nordstrom common stock	20,787
Brokerage assets	1,430
Common/collective trusts	2
Net appreciation in fair value of investments	$192,617

3.	FAIR VALUE MEASUREMENT

The Plan discloses its assets that are measured at fair value in its statement of net assets available for benefits by level within the fair value hierarchy as defined by applicable accounting standards:

Level 1:	Quoted market prices in active markets for identical assets or liabilities

Level 2:	Other observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity’s own assumptions

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

Transfers of investments between different levels of the fair value hierarchy are recorded as of the end of the reporting period. The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2012 and 2011.

	December 31, 2012
	Level 1	Level 2	Total
Equity securities:
Nordstrom common stock	$277,434	—	$277,434
Other domestic corporate stock	133,564	—	133,564
Debt securities:
U.S. Government	—	$37,675	37,675
Corporate debt	—	40,929	40,929
Other	—	5,538	5,538
Mutual funds:
Domestic	712,058	—	712,058
International	382,810	—	382,810
Fixed income	196,567	—	196,567
Common collective trusts (CCTs):
Putnam Stable Value Fund	—	225,386	225,386
Treasury Inflation Protected Securities (TIPS)	—	24,541	24,541
Other short-term investment funds	333	4,177	4,510
Brokerage securities	—	11,726	11,726
Other	137	4,438	4,575
Total	$1,702,903	$354,410	$2,057,313

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

	December 31, 2011
	Level 1	Level 2	Total
Equity securities:
Nordstrom common stock	$264,913	—	$264,913
Other domestic corporate stock	107,216	—	107,216
Debt securities:
U.S. Government	—	$36,381	36,381
Corporate debt	—	33,399	33,399
Other	—	4,680	4,680
Mutual funds:
Domestic	605,239	—	605,239
International	309,807	—	309,807
Fixed income	92,974	77,893	170,867
Common collective trusts (CCTs):
Putnam Stable Value Fund	25,958	199,407	225,365
Treasury Inflation Protected Securities (TIPS)	—	23,400	23,400
Other short-term investment funds	—	5,291	5,291
Brokerage securities	—	10,497	10,497
Other	299	3,163	3,462
Total	$1,406,406	$394,111	$1,800,517

The Plan did not have any Level 3 measurements as of December 31, 2012 and 2011. For the years ended December 31, 2012 and 2011, there were no transfers in or out of Levels 1, 2 or 3.

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

4.	STABLE VALUE FUND

The Putnam Stable Value Fund (the “Fund”) is a common collective trust fund. The Fund may invest in fixed interest insurance investment contracts, money market funds, corporate and government bonds, mortgage-backed securities, bond funds and other fixed income securities. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment in the Fund at contract value. Contract value represents contributions made to the fund, plus earnings, less participant withdrawals and administrative expenses.

The statements of net assets available for benefits present the Fund at fair value, as well as an additional line item showing an adjustment from fair value to contract value. Fair value of the underlying investments of the Fund is calculated by discounting the related cash flows based on current yields of similar instruments with comparable durations.

The average yield at fair value and weighted-average crediting rate for the Fund are as follows:

	December 31, 2012	December 31, 2011
Average yield at fair value	1.75%	2.69%
Weighted-average crediting rate	2.02%	3.23%

Certain events may limit the ability of the Fund to transact at contract value. Such events include but are not limited to: complete or partial plan termination or merger with another plan; failure of the Plan or its trust to qualify for exemption from federal income taxes or any required prohibited transaction exemption under ERISA; transfer of assets from the Fund directly into a competing investment option; or any communication given to Plan participants designed to influence a participant not to invest in the Fund or to transfer assets out of the Fund. Plan management believes that the occurrence of events that would cause the Fund to transact at less than contract value is not probable.

5.	EXEMPT PARTY-IN-INTEREST TRANSACTIONS

Mercer Trust Company (previously Putnam Fiduciary Trust Company) has been trustee of all assets of the Plan since January 1, 2005, with the exception of the Nordstrom Target Retirement Date Funds and the Nordstrom Select Funds (no longer available as an investment option in the Plan). The Bank of New York Mellon (previously Mellon Bank, N.A.) has been the trustee of the Nordstrom Target Retirement Date Funds since the inception of these Funds on September 6, 2011, and was the trustee of the Nordstrom Select Funds since April 1, 2005 prior to the Plan’s transfer to the Nordstrom Target Retirement Date Funds. Accordingly, Mercer Trust Company and The Bank of New York Mellon are each a party-in-interest with respect to the Plan.

The Plan invested in investment funds held by Mercer Trust Company and its affiliates during 2012. Transactions in these investments qualify as exempt party-in-interest transactions because an independent fiduciary (the Plan’s Retirement Committee) causes the Plan to make these investment decisions. Fees paid by the Plan to Mercer Trust Company were $1,751 for 2012. Fees paid by the Plan to The Bank of New York Mellon were $243 for 2012.

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

NOTES TO FINANCIAL STATEMENTS

(Dollar and share amounts in thousands)

As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company’s employer contributions to the Plan qualify as exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition, there were no reimbursements of direct expenses paid by the Plan to the Company for Plan operations and administration in 2012.

As of December 31, 2012 and 2011, the Plan held 5,178 and 5,319 shares of common stock of the Company, with a cost basis of $134,695 and $125,781. The Plan recorded dividend income of $5,677 during the year ended December 31, 2012.

6.	EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS

The Plan is subject to certain non-discrimination rules under ERISA and the Code. For the Plan years ended December 31, 2012 and 2011, the Plan failed certain of the non-discrimination tests under the Code due to lower contribution percentages by non-highly compensated eligible employees relative to the contribution percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the Code. The refund for 2012, paid in March 2013, totaled $779 and included approximately $82 of investment earnings. The refund for 2011, paid in March 2012, totaled $222 and included approximately $2 of investment earnings. The refunds are recorded as “Excess contributions payable to participants” in the Statements of Net Assets Available for Benefits and included in “Benefit payments to participants” on the Statement of Changes in Net Assets Available for Benefits.

7.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration (“EBSA”) as of:

	December 31, 2012	December 31, 2011
Net assets available for benefits per the financial statements	$2,213,155	$1,951,584
Trustee and administrative fees payable	649	764
Adjustments from contract value to fair value for fully benefit-responsive stable value fund	6,139	6,752
Net assets available for benefits per Form 5500	$2,219,943	$1,959,100

The following is a reconciliation of total net investment income per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the EBSA:

Plan year	2012
Total net investment income per the financial statements	$232,178
Investment management and custodian fees	180
Change in the adjustment from contract value to fair value for fully benefit-responsive stable value fund	(613)
Total net investment income per Form 5500	$231,745

NORDSTROM 401(k) PLAN & PROFIT SHARING

PLAN YEAR ENDED DECEMBER 31, 2012

FORM 5500, SCHEDULE H, PART IV, LINE 4i, SCHEDULE OF ASSETS (HELD AT END OF YEAR)

AS OF DECEMBER 31, 2012

(Dollars in thousands)

	Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
*	Nordstrom, Inc.	Common Stock		$277,434
	Putnam Stable Value Fund	Common Collective Trust		204,760
	Allianzgi RCM Large Cap Growth Fund	Mutual Fund		64,076
	American Funds EuroPacific Growth Fund	Mutual Fund		164,532
	Dodge & Cox Stock Fund	Mutual Fund		122,608
	Neuberger & Berman Genesis Fund	Mutual Fund		92,180
	PIMCO Total Return Fund	Mutual Fund		109,066
	Rainier Small/Mid Cap Equity Fund	Mutual Fund		100,095
	Vanguard Institutional Index Fund	Mutual Fund		85,827
	Brokerage Securities	Self-directed Brokerage Securities		11,726
	SDB Money Market Fund	Self-directed Brokerage Money Market Fund		4,438
	Pending Account	Noninterest-bearing cash		137
	New England Life Insurance	Life insurance policies		2,050
*	Participant Loans	Loan interest rates range from 4.25% to 10.5%. Loan repayment is made through regular payroll deductions for a period of up to 60 months for general loans and over a longer period for loans used to finance the purchase of a principal residence. If a participant’s employment terminates for any reason and the loan balances are not paid in full within 90 days of termination, the loan balances will be deemed distributed and become taxable income to the participant. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan administrator.		79,606

*	Party-in-interest

**Cost information is not required for participant-directed investments and therefore is not included.

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value

Investments held within the Nordstrom Target Retirement Date Funds[1]:

Aberdeen International Equity Fund	Mutual Fund		105,350
American Funds EuroPacific Growth Fund	Mutual Fund		112,929
Dodge & Cox Stock Fund	Mutual Fund		91,185
Neuberger Berman Genesis Fund/Institutional	Mutual Fund		53,626
PIMCO Asset Bkd Secs Portfolio	Mutual Fund		1,972
PIMCO Emerging Mkts Portfolio Instl	Mutual Fund		2,865
PIMCO High Yield Portfolio Inst	Mutual Fund		1,754
PIMCO Intl Port	Mutual Fund		7,265
PIMCO Invt Grade Corp Portfolio Ins	Mutual Fund		13,930
PIMCO Mtg Portfolio Inst	Mutual Fund		28,093
PIMCO Municipal Sector Portfolio	Mutual Fund		948
PIMCO Real Return Bd Port Inst	Mutual Fund		12,606
PIMCO Short Term Portfolio Inst	Mutual Fund		1,824
PIMCO U.S. Govt Sect Portfolio Instr	Mutual Fund		13,476
PIMCO Short Term Fltg NAV - Port II	Mutual Fund		2,767
Vanguard Institutional Index Fund	Mutual Fund		102,460
EB Temporary Investment Fund	Common Collective Trust - due 12/31/2049 – variable		4,510
Putnam Stable Value Fund	Common Collective Trust		20,625
SSGA TIPS Index	Common Collective Trust		24,542
FHLMC POOL #G3-0315	U.S. Government Securities - due 1/1/2027 – 6.0%		597
FHLMC POOL #G3-0320	U.S. Government Securities - due 7/1/2025 – 6.0%		854
FHLMC POOL #H0-1774	U.S. Government Securities - due 9/1/2037 – 6.5%		305
FHLMC POOL #G0-2993	U.S. Government Securities - due 4/1/2037 – 6.0%		339
FHLMC POOL #G0-6066	U.S. Government Securities - due 5/1/2040 – 6.0%		630
FHLMC POOL #C9-0981	U.S. Government Securities - due 7/1/2026 – 6.5%		890
FHLMC POOL #C9-1013	U.S. Government Securities - due 1/1/2027 – 6.5%		549
FHLMC POOL #1H-2592	U.S. Government Securities - due 1/1/2036 – variable		284
FHLMC POOL #H0-9197	U.S. Government Securities - due 10/1/2038 – 6.5%		151
FHLMC POOL #H0-9212	U.S. Government Securities - due 5/1/2038 – 5.5%		267
FHLMC POOL #78-1274	U.S. Government Securities - due 2/1/2034 – variable		348
FNMA POOL #0255779	U.S. Government Securities - due 6/1/2025 – 6.0%		843
FNMA POOL #0256653	U.S. Government Securities - due 3/1/2027 – 6.5%		443
FNMA POOL #0256851	U.S. Government Securities - due 8/1/2037 – 7.0%		316
FNMA POOL #0257007	U.S. Government Securities - due 12/1/2027 – 6.0%		320
FNMA POOL #0AL0406	U.S. Government Securities - due 6/1/2038 – 6.0%		240
FNMA POOL #0AL0852	U.S. Government Securities - due 6/1/2038 – 6.0%		478
FNMA POOL #0AL2689	U.S. Government Securities - due 2/1/2027 – 4.0%		1,008
FNMA GTD REMIC P/T 01-79 BA	U.S. Government Securities - due 3/25/2045 – 7.0%		85
FNMA GTD REMIC P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 – 7.0%		514
FNMA GTD REMIC P/T 04-W2 5A	U.S. Government Securities - due 3/25/2044 – 7.5%		1,058

[1]

The Plan has twelve Nordstrom Target Retirement Date Funds, including: Nordstrom Target Retirement Date Income Fund, Nordstrom Target Retirement Date 2000 Fund, Nordstrom Target Retirement Date 2005 Fund, Nordstrom Target Retirement Date 2010 Fund, Nordstrom Target Retirement Date 2015 Fund, Nordstrom Target Retirement Date 2020 Fund, Nordstrom Target Retirement Date 2025 Fund, Nordstrom Target Retirement Date 2030 Fund, Nordstrom Target Retirement Date 2035 Fund, Nordstrom Target Retirement Date 2040 Fund, Nordstrom Target Retirement Date 2045 Fund and Nordstrom Target Retirement Date 2050 Fund.

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
FNMA GTD REMIC P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 – variable		801
FNMA POOL #0725457	U.S. Government Securities - due 4/1/2014 – 4.606%		681
FNMA POOL #0735503	U.S. Government Securities - due 4/1/2035 – 6.0%		509
FNMA POOL #0735608	U.S. Government Securities - due 3/1/2035 – variable		824
FNMA POOL #0745329	U.S. Government Securities - due 7/1/2035 – 6.0%		736
FNMA POOL #0884704	U.S. Government Securities - due 6/1/2036 – variable		253
FNMA POOL #0888154	U.S. Government Securities - due 11/1/2036 – variable		717
FNMA POOL #0888367	U.S. Government Securities - due 3/1/2037 – 7.0%		2,001
FNMA POOL #0888787	U.S. Government Securities - due 10/1/2037 – 6.5%		295
FNMA POOL #0889095	U.S. Government Securities - due 1/1/2038 – 6.5%		494
FNMA POOL #0889634	U.S. Government Securities - due 2/1/2023 – 6.0%		1,103
FNMA POOL #0889984	U.S. Government Securities - due 10/1/2038 – 6.5%		982
FNMA POOL #0945680	U.S. Government Securities - due 9/1/2037 – 6.0%		588
FNMA POOL #0995487	U.S. Government Securities - due 8/1/2037 – 6.0%		939
FNMA POOL #0AB8086	U.S. Government Securities - due 10/1/2037 – 6.0%		664
FNMA POOL #0AD0130	U.S. Government Securities - due 8/1/2039 – 6.5%		243
FNMA POOL #0AD0217	U.S. Government Securities - due 8/1/2037 – 6.0%		895
FNMA POOL #0AD0218	U.S. Government Securities - due 9/1/2036 – 6.0%		839
FNMA POOL #0AE0288	U.S. Government Securities - due 10/1/2037 – 6.0%		214
SBA GTD PARTN CTFS 2006-20E 1	U.S. Government Securities - due 5/1/2026 – 5.87%		687
SBA GTD PARTN CTFS 2007-20B 1	U.S. Government Securities - due 2/1/2027 – 5.49%		693
SBA GTD PARTN CTFS 2007-20D 1	U.S. Government Securities - due 4/1/2027 – 5.32%		389
U.S. Treasury Note	U.S. Government Securities - due 10/15/2013 – 0.5%		2,005
U.S. Treasury Note	U.S. Government Securities - due 1/31/2013 – 0.625%		2,526
U.S. Treasury Note	U.S. Government Securities - due 2/28/2013 – 0.625%		751
U.S. Treasury Note	U.S. Government Securities - due 7/31/2013 – 0.375%		926
U.S. Treasury Note	U.S. Government Securities - due 10/31/2013 – 0.25%		2,502
U.S. Treasury Note	U.S. Government Securities - due 1/31/2014 – 0.25%		2,902
Ally Financial, Inc.	Corporate Debt - due 2/11/2014 – 4.5%		1,183
American International Group, Inc.	Corporate Debt - due 8/15/2018 – 8.25%		920
BAC Capital Trust XI	Corporate Debt - due 5/23/2036 – 6.625%		1,020
Bank of America Corp.	Corporate Debt - due 6/1/2019 – 7.625%		166
Bank of America NA	Corporate Debt - due 3/15/2017 – 5.3%		984
Bank One Capital III	Corporate Debt - due 9/1/2030 – 8.75%		619
Boston Properties LP	Corporate Debt - due 2/1/2023 – 3.85%		289
Boston Properties LP	Corporate Debt - due 6/1/2015 – 5.0%		492
Boston Properties LP	Corporate Debt - due 10/15/2019 – 5.875%		358
Boston Scientific Corp.	Corporate Debt - due 6/15/2016 – 6.4%		718
Boston Scientific Corp.	Corporate Debt - due 1/15/2020 – 6.0%		146
Burlington Northern Santa Fe	Corporate Debt - due 1/15/2021 – 8.251%		865
Capital One Financial Corp.	Corporate Debt - due 9/15/2017 – 6.75%		855
Chase Issuance Trust A8 A8	Corporate Debt - due 10/16/2017 – 0.54%		869
CIGNA Corp.	Corporate Debt - due 5/15/2027 – 7.875%		213
CIGNA Corp.	Corporate Debt - due 11/15/2036 – 6.15%		396
CIGNA Corp.	Corporate Debt - due 5/1/2019 – 8.5%		263
CIGNA Corp.	Corporate Debt - due 6/15/2020 – 5.125%		86
CIGNA Corp.	Corporate Debt - due 2/15/2022 – 4.0%		164
Citigroup, Inc.	Corporate Debt - due 11/21/2017 – 6.125%		595
Citigroup, Inc.	Corporate Debt - due 5/15/2018 – variable		806
Comcast Corp.	Corporate Debt - due 2/15/2018 – 5.875%		693
Comcast Corp.	Corporate Debt - due 5/15/2018 – 5.7%		150

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
Cox Communications, Inc.	Corporate Debt - due 12/1/2016 – 5.875%		1,051
Cox Communications, Inc. 144A	Corporate Debt - due 12/15/2022 – 3.25%		129
CSX Transportation, Inc.	Corporate Debt - due 1/15/2023 – 6.251%		314
Dillard’s, Inc.	Corporate Debt - due 5/15/2027 – 7.75%		443
Dillard’s, Inc.	Corporate Debt - due 1/15/2018 – 6.625%		271
The Dow Chemical Co.	Corporate Debt - due 5/15/2019 – 8.55%		901
The Dow Chemical Co.	Corporate Debt - due 5/15/2039 – 9.4%		412
Enel Finance International 144A	Corporate Debt - due 10/7/2039 – 6.0%		218
Export-Import BK Korea	Corporate Debt - due 1/11/2017 – 4.0%		488
Federal Express Corp. 1998 Pass	Corporate Debt - due 1/15/2022 – 6.72%		138
Ford Motor Credit Co., LLC	Corporate Debt - due 2/1/2021 – 5.75%		1,554
General Electric Capital Corp.	Corporate Debt - due 1/8/2020 – 5.5%		888
General Electric Capital Corp.	Corporate Debt - due 9/16/2020 – 4.375%		446
HCA, Inc.	Corporate Debt - due 2/15/2013 – 6.25%		578
HCA, Inc.	Corporate Debt - due 7/15/2013 – 6.75%		615
HCA, Inc.	Corporate Debt - due 3/15/2014 – 5.75%		131
HCA, Inc.	Corporate Debt - due 2/15/2016 – 6.5%		517
Health Net, Inc.	Corporate Debt - due 6/1/2017 – 6.375%		425
Hewlett-Packard Co.	Corporate Debt - due 12/9/2016 – 3.3%		433
HSBC Holdings PLC	Corporate Debt - due 5/2/2036 – 6.5%		437
HSBC Holdings PLC	Corporate Debt - due 9/15/2037 – 6.5%		562
HSBC Holdings PLC	Corporate Debt - due 4/5/2021 – 5.1%		177
JPMorgan Chase & Co.	Corporate Debt - due 8/15/2021 – 4.35%		252
Kaupthing Bank HF	Corporate Debt - due 5/19/2016 – 7.125%		12
Lafarge S.A.	Corporate Debt - due 7/15/2016 – 6.5%		615
Lafarge S.A. 144A	Corporate Debt - due 7/9/2015 – variable		459
Legg Mason, Inc. 144A	Corporate Debt - due 5/21/2019 – step		458
Liberty Interactive LLC	Corporate Debt - due 2/1/2030 – 8.25%		57
Macy’s Retail Holdings, Inc.	Corporate Debt - due 9/15/2028 – 6.7%		1,250
Macy’s Retail Holdings, Inc.	Corporate Debt - due 7/15/2024 – 6.65%		310
News America, Inc.	Corporate Debt - due 12/15/2035 – 6.4%		93
News America, Inc.	Corporate Debt - due 11/15/2037 – 6.65%		355
Nordstrom, Inc.	Corporate Debt - due 3/15/2028 – 6.95%		230
Petrobras International Finance Company	Corporate Debt - due 1/27/2021 – 5.375%		422
Provident Cos, Inc.	Corporate Debt - due 3/15/2028 – 7.25%		353
Reed Elsevier Capital, Inc.	Corporate Debt - due 1/15/2019 – 8.625%		741
The Royal Bank of Scotland PLC	Corporate Debt - due 1/11/2021 – 6.125%		876
The Royal Bank of Scotland Group PLC	Corporate Debt - due 12/15/2022 – 6.125%		422
SLM Corp.	Corporate Debt - due 6/15/2018 – 8.45%		468
SLM Corp.	Corporate Debt - due 1/25/2017 – 6.0%		433
SLM Private Education C A2 144A	Corporate Debt - due 10/15/2046 – 3.31%		663
Sprint Nextel Corp.	Corporate Debt - due 12/1/2016 – 6.0%		598
Telecom Italia Capital S.A.	Corporate Debt - due 6/18/2019 – 7.175%		377
Telecom Italia Capital S.A.	Corporate Debt - due 9/30/2014 – 4.95%		339
Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2018 – 6.999%		343
Time Warner Cable, Inc.	Corporate Debt - due 2/14/2019 – 8.75%		405
Time Warner Cable, Inc.	Corporate Debt - due 4/1/2019 – 8.25%		765
Time Warner Cable, Inc.	Corporate Debt - due 9/1/2021 – 4.0%		110
Time Warner, Inc.	Corporate Debt - due 5/1/2032 – 7.7%		1,258
Turlock Corp. 144A	Corporate Debt - due 11/2/2017 – 1.5%		75

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
Turlock Corp. 144A	Corporate Debt - due 11/2/2022 – 2.75%		199
Union Pacific Railroad Co. 1998	Corporate Debt - due 2/23/2019 – 6.7%		88
Union Pacific Railroad Co. 2006	Corporate Debt - due 7/2/2030 – 5.866%		1,474
Vulcan Materials Co.	Corporate Debt - due 12/1/2016 – 6.5%		221
Vulcan Materials Co.	Corporate Debt - due 6/15/2021 – 7.5%		513
Wachovia Bank NA	Corporate Debt - due 11/15/2017 – 6.0%		420
Xerox Corp.	Corporate Debt - due 12/15/2019 – 5.625%		223
Xerox Corp.	Corporate Debt - due 2/1/2017 – 6.75%		1,076
California State	Municipal Debt - due 4/1/2034 – 7.5%		1,865
California State	Municipal Debt - due 10/1/2039 – 7.3%		1,109
Illinois State	Municipal Debt - due 3/1/2017 – 5.365%		1,431
Illinois State	Municipal Debt - due 3/1/2018 – 5.665%		86
Los Angeles Calif Uni Sch Dist	Municipal Debt - due 7/1/2034 – 6.758%		434
New Jersey St Tpk Auth Tpk Rev	Municipal Debt - due 1/1/2041 – 7.102%		613
Citigroup Capital XIII	Preferred Stock - 7.875%		661
3D Systems Corp.	Common Stock		412
Accenture PLC	Common Stock		1,523
ACI Worldwide, Inc.	Common Stock		255
Affiliated Managers Group, Inc.	Common Stock		496
Airgas, Inc.	Common Stock		384
Akamai Technologies, Inc.	Common Stock		491
Alexion Pharmaceuticals, Inc.	Common Stock		233
Allegiant Travel Co.	Common Stock		268
Allergan, Inc./U.S.	Common Stock		1,648
Allete, Inc.	Common Stock		106
AMC Networks, Inc.	Common Stock		401
American Campus Communities, Inc.	Common Stock		256
American Water Works Co., Inc.	Common Stock		547
A.O. Smith Corp.	Common Stock		462
Apple Computer, Inc.	Common Stock		6,380
Ariad Pharmaceuticals, Inc.	Common Stock		254
Avago Technologies, Ltd.	Common Stock		507
B/E Aerospace, Inc.	Common Stock		732
Banner Corp.	Common Stock		187
Bed Bath & Beyond, Inc.	Common Stock		1,162
Bio-Reference Labs, Inc.	Common Stock		198
Bonanza Creek Energy, Inc.	Common Stock		242
Borgwarner, Inc.	Common Stock		1,110
Cameron International Corp.	Common Stock		1,130
Carpenter Technology Corp.	Common Stock		698
Carrizo Oil & Gas, Inc.	Common Stock		639
Catamaran Corp.	Common Stock		390
Caterpillar, Inc.	Common Stock		1,273
Cavium, Inc.	Common Stock		358
CBRE Group, Inc.	Common Stock		526
CBS Corp.	Common Stock		1,303
Celgene Corp.	Common Stock		1,049
Chicago Bridge & Iron Co. N.V.	Common Stock		705
Church & Dwight Co., Inc.	Common Stock		321
CIT Group, Inc.	Common Stock		383

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
Citrix Systems, Inc.	Common Stock		442
Coach, Inc.	Common Stock		801
Coca-Cola Enterprises, Inc.	Common Stock		1,034
Commvault Systems, Inc.	Common Stock		247
The Cooper Cos., Inc.	Common Stock		503
Cubesmart	Common Stock		163
Cubist Pharmaceuticals, Inc.	Common Stock		390
Danaher Corp.	Common Stock		1,175
Davita Healthcare Partners, Inc.	Common Stock		1,198
Delek US Holdings, Inc.	Common Stock		267
Dick’s Sporting Goods, Inc.	Common Stock		354
Dillard’s, Inc.	Common Stock		351
Dollar Tree, Inc.	Common Stock		1,159
DSW, Inc.	Common Stock		336
Dunkin’ Brands Group, Inc.	Common Stock		322
Eaton Corp. PLC	Common Stock		1,293
Edwards Lifesciences Corp.	Common Stock		1,518
Elizabeth Arden, Inc.	Common Stock		242
EMC Corp./Massachusetts	Common Stock		1,647
Energy XXI (Bermuda), Ltd.	Common Stock		816
Ensco PLC	Common Stock		229
The Estee Lauder Cos., Inc	Common Stock		1,305
Esterline Technologies Corp.	Common Stock		211
Euronet Worldwide, Inc.	Common Stock		405
Evercore Partners, Inc.	Common Stock		421
Express Scripts Holding Co.	Common Stock		988
Exxon Mobil Corp.	Common Stock		1,156
F5 Networks, Inc.	Common Stock		1,598
Fabrinet	Common Stock		204
Facebook, Inc.	Common Stock		1,652
First Republic Bank/California	Common Stock		122
Fleetcor Technologies, Inc.	Common Stock		618
Flowers Foods, Inc.	Common Stock		247
Fluor Corp.	Common Stock		418
Foot Locker, Inc.	Common Stock		398
Fortinet, Inc.	Common Stock		461
Fortune Brands Home & Security	Common Stock		690
Franklin Resources, Inc.	Common Stock		1,138
The Fresh Market, Inc.	Common Stock		317
Fusion-Io, Inc.	Common Stock		281
Genesee & Wyoming, Inc.	Common Stock		418
Glacier Bancorp, Inc.	Common Stock		72
GNC Holdings, Inc.	Common Stock		466
Google, Inc.	Common Stock		3,178
Greenhill & Co., Inc.	Common Stock		323
Group 1 Automotive, Inc.	Common Stock		289
HCA Holdings, Inc.	Common Stock		1,057
Healthcare Services Group, Inc.	Common Stock		250
Herbalife, Ltd.	Common Stock		165
The Hershey Co.	Common Stock		1,419

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
Hittite Microwave Corp.	Common Stock		154
Hologic, Inc.	Common Stock		606
Home Bancshares, Inc.	Common Stock		267
Ixia	Common Stock		277
Illumina, Inc.	Common Stock		700
Incyte Corp., Ltd.	Common Stock		220
Intel Corp.	Common Stock		1,254
Invesco, Ltd.	Common Stock		678
IPG Photonics Corp.	Common Stock		156
ITC Holdings Corp.	Common Stock		247
Jazz Pharmaceuticals PLC	Common Stock		303
Jones Lang Lasalle, Inc.	Common Stock		855
JPMorgan Chase & Co.	Common Stock		1,256
LaSalle Hotel Properties	Common Stock		607
La-Z-Boy, Inc.	Common Stock		225
LKQ Corp.	Common Stock		504
LSI Corp.	Common Stock		675
LyondellBasell Industries N.V.	Common Stock		1,206
Macy’s, Inc.	Common Stock		517
McDonald’s Corp.	Common Stock		1,280
Mead Johnson Nutrition Co.	Common Stock		1,140
Merck & Co., Inc.	Common Stock		1,350
Michael Kors Holdings, Ltd.	Common Stock		341
Microchip Technology, Inc.	Common Stock		959
Micros Systems, Inc.	Common Stock		342
Microsoft Corp.	Common Stock		2,815
Middleby Corp.	Common Stock		149
Mohawk Industries, Inc.	Common Stock		39
Monsanto Co.	Common Stock		1,723
Monster Beverage Corp.	Common Stock		1,145
National Oilwell Varco, Inc.	Common Stock		1,289
Nice Systems, Ltd.	Common Stock		291
Nike, Inc.	Common Stock		1,170
NiSource, Inc.	Common Stock		409
Nu Skin Enterprises, Inc.	Common Stock		373
Oceaneering International, Inc.	Common Stock		278
Ocwen Financial Corp.	Common Stock		539
Oracle Corp.	Common Stock		1,492
Orthofix International N.V.	Common Stock		305
PDC Energy, Inc.	Common Stock		417
PerkinElmer, Inc.	Common Stock		153
Perrigo Co.	Common Stock		446
Pfizer, Inc.	Common Stock		2,408
Pinnacle Financial Partners	Common Stock		255
Pioneer Natural Resources Co.	Common Stock		866
Potlatch Corp.	Common Stock		431
PPG Industries, Inc.	Common Stock		904
Precision Castparts Corp.	Common Stock		1,264
Prestige Brands Holdings, Inc.	Common Stock		144
Priceline.com, Inc.	Common Stock		1,121

Identity of issue, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	**	Fair Value
PulteGroup, Inc.	Common Stock		382
Quanta Services, Inc.	Common Stock		432
Raymond James Financial, Inc.	Common Stock		732
Red Hat, Inc.	Common Stock		323
Riverbed Technology, Inc.	Common Stock		333
Rockwell Automation, Inc.	Common Stock		1,954
Safeway, Inc.	Common Stock		545
Salesforce.com, Inc.	Common Stock		1,520
Salix Pharmaceuticals, Ltd.	Common Stock		262
SBA Communications Corp.	Common Stock		668
Schlumberger, Ltd.	Common Stock		1,231
Seattle Genetics, Inc.	Common Stock		293
Select Comfort Corp.	Common Stock		782
Sensient Technologies Corp.	Common Stock		225
Signature Bank/New York, NY	Common Stock		153
Signet Jewelers, Ltd.	Common Stock		346
Sirona Dental Systems, Inc.	Common Stock		399
SodaStream International, Ltd.	Common Stock		548
Starbucks Corp.	Common Stock		1,105
Stericycle, Inc.	Common Stock		522
Strategic Hotels & Resorts, Inc.	Common Stock		220
Texas Capital Bancshares, Inc.	Common Stock		767
Texas Instruments, Inc.	Common Stock		1,226
Time Warner, Inc.	Common Stock		1,626
Titan International, Inc.	Common Stock		663
Tractor Supply Co.	Common Stock		1,389
Trimble Navigation, Ltd.	Common Stock		752
TripAdvisor, Inc.	Common Stock		355
Triumph Group, Inc.	Common Stock		807
Tupperware Brands Corp.	Common Stock		279
UMB Financial Corp.	Common Stock		372
Under Armour, Inc.	Common Stock		433
Union Pacific Corp.	Common Stock		1,745
United Rentals, Inc.	Common Stock		1,285
United Technologies Corp.	Common Stock		1,774
UnitedHealth Group, Inc.	Common Stock		834
US Bancorp	Common Stock		1,122
Valmont Industries, Inc.	Common Stock		508
Valspar Corp.	Common Stock		572
Vantiv, Inc.	Common Stock		309
Visa, Inc.	Common Stock		2,153
Wabtec Corp./Delaware	Common Stock		457
Watson Pharmaceuticals, Inc.	Common Stock		491
Wells Fargo & Co.	Common Stock		1,427
Whitewave Foods Co.	Common Stock		250